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                                                                   Exhibit 23.3

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4, as amended, of Prison Realty Corporation of our report dated January 9, 1998 relating to the financial statements of CCA Prison Realty Trust and subsidiary included in CCA Prison Realty Trust's Form 10-K, as amended, for the year ended December 31, 1997 and to all references to our Firm included in or incorporated by reference this registration statement.

                                             /s/ Arthur Andersen
                                             ----------------------
                                             ARTHUR ANDERSEN LLP

Nashville, Tennessee
September 28, 1998